Exhibit 10.33

PZENA INVESTMENT MANAGEMENT, LLC
AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN
Form of Class B Unit-Based Agreement− Delayed Exchange
THIS PHANTOM DELAYED EXCHANGE CLASS B UNIT AGREEMENT ("Agreement") is made this                  (the "Date of Grant") by and between Pzena Investment Management, LLC, a limited liability company organized under the laws of the State of Delaware (the "Company") and _________________ (the "Grantee").
WHEREAS, the Grantee's provision of services to the Company is considered by the Company to be important for its growth;
WHEREAS, the Grantee has elected to receive a portion of Grantee’s annual bonus award in the form of restricted share units in the Company pursuant to the Pzena Investment Management, LLC Amended and Restated Bonus Plan (the “Bonus Plan”); and
WHEREAS, the Committee has approved a grant of Class B Unit-Based Awards pursuant to the Pzena Investment Management, LLC Amended and Restated 2006 Equity Incentive Plan (the "LLC Plan") to the Grantee, according to the terms and conditions hereof;
NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows. All capitalized terms used but not defined herein shall have the respective meanings given such terms in the LLC Plan.
Issuance of Units
The Company hereby grants to the Grantee ___________________ (______) Phantom Class B Units (the “Phantom Delayed Exchange Units”), subject to all the terms and conditions of this Agreement and all applicable terms and conditions of the LLC Plan and the Bonus Plan. For purposes of this Agreement, "Phantom Delayed Exchange Units" means all of such Phantom Class B Units, together with any units or other securities issued in respect of or in replacement for such units as a result of a corporate or other action such as a unit dividend, unit split, merger, consolidation, reorganization or recapitalization.
Upon receipt by the Company of a copy of this Agreement duly executed and completed by the Grantee the Grantee shall be deemed to have duly executed the Operating Agreement and the Company shall recognize the Grantee as a beneficial owner of the Phantom Delayed Exchange Units on its books and records.

Vesting and Forfeiture of Phantom Delayed Exchange Units
All Phantom Delayed Exchange Units shall be unvested and subject to forfeiture unless and until they become vested in accordance with the provisions of Section 5.6 of the Bonus Plan.
Following the vesting of the Phantom Delayed Exchange Units in accordance with the provisions of this Agreement, the LLC Plan and the Bonus Plan, the Grantee shall hold vested Delayed Exchange Units (the “Delayed Exchange Units”). For purposes of this Agreement, "Delayed Exchange Units" means all of such Delayed Exchange Units, together with any units or other securities issued in respect of or in replacement for such units as a result of a corporate or other action such as a unit dividend, unit split, merger, consolidation, reorganization or recapitalization. Delayed Exchange Units shall remain subject to a Risk of Forfeiture pursuant to Sections 5.07 and 6.02 of the Operating Agreement.

3.	Transfer of Delayed Exchange Units
The Phantom Delayed Exchange Units and the Delayed Exchange Units and any beneficial interest therein, may not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of by the Grantee in any way at any time (including, without limitation, by operation of law) prior to the Delayed Exchange Date (as defined below) and unless permitted pursuant to the terms and conditions of the Operating Agreement or as approved by the Managing Member.

4.	Additional Award Terms
4.1.    No Delayed Exchange Units may be exchanged pursuant to Exhibit B of the Operating Agreement until the first Exchange Date established pursuant to Exhibit B of the Operating Agreement on or after the seventh anniversary of the date such Phantom Delayed Exchange Units vest and become Delayed Exchange Units in accordance with the provisions of this Agreement and Section 5.6 of the Bonus Plan for the exchange of such Delayed Exchange Units or for exchanges of Class B Units by all Class B Members. All such Delayed Exchange Units shall be exchangeable on such Exchange Date and any subsequent Exchange Date established pursuant to such Exhibit B for the exchange of such Delayed Exchange Units or for exchanges of Class B Units by all Class B Members, irrespective of the 15% limitation referred to in paragraphs (a) and (b) of Section 2.02 of such Exhibit B.

4.2.    Any and all Delayed Exchange Units, whether or not held by the Grantee or any subsequent transferee, shall not be entitled to any benefits under the Tax Receivable Agreement, dated October 30, 2007, by and among Pzena Investment Management, Inc., the Company and the Continuing Members and Exiting Members named on the signature pages thereto, and as amended on November 12, 2012.  This Section 4.2 shall be treated as part of the Operating Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

4.3.     Except as set forth in Section 4.2, (a) the Phantom Delayed Exchange Units shall have the right to accrue an amount equivalent to dividend payments, or any other right to receive payments or benefits in connection with any undistributed earnings of the Company as a Delayed Exchange Unit would have, pursuant to Section 5.5(c) of the Bonus Plan and (b) the Delayed Exchange Units shall have the right to receive dividend payments, the right to receive any payments or benefits in connection with any undistributed earnings of the Company, and any payments or benefits in connection with a Change in Control of the Company.

4.4.    The Delayed Exchange Units shall not be considered held by the Grantee for purposes of determining the total number of vested and unvested Class B units held by the Grantee under Section 2.02(a)(1) of Exhibit B of the Operating Agreement.

5.	Tax Consequences
The Company makes no representation or warranty as to the tax treatment to the Grantee with respect to the Grantee’s receipt of or exchange of the Phantom Delayed Exchange Units and the Delayed Exchange Units.

6.	Compliance with Law
6.1.    The Grantee represents and warrants that he is acquiring the Phantom Delayed Exchange Units and the Delayed Exchange Units of his own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such Phantom Delayed Exchange Units or Delayed Exchange Units.
6.2.    The Grantee acknowledges and agrees that neither the Company nor any agent of the Company shall be under any obligation to recognize any transfer of any of the Phantom Delayed Exchange Units or the Delayed Exchange Units if, in the opinion of counsel for the Company, such transfer is in violation of the terms of this Agreement or the Operating Agreement or would result in violation by the Company of any federal or state law with respect to the offering, issuance or sale of securities.

7.	General Provisions
7.1.    This Agreement shall be governed and enforced in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

7.2.    The Phantom Delayed Exchange Units and the Delayed Exchange Units are granted pursuant to the LLC Plan and the Bonus Plan, and the Phantom Delayed Exchange Units, Delayed Exchange Units and this Agreement are in all respects governed by the LLC Plan and the Bonus Plan and subject to all the terms and provisions thereof. By signing this Agreement, the Grantee acknowledges having received and read a copy of the LLC Plan and Bonus Plan. This Agreement and the applicable terms of the LLC Plan and Bonus Plan embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof, and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. Except as set forth in the LLC Plan and the Bonus Plan, this Agreement may only be modified or amended in writing signed by the Company and the Grantee.
7.3.    The rights and obligations of each party under this Agreement shall inure to the benefit of and be binding upon such party's heirs, legal representatives, successors and permitted assigns. The rights and obligations of the Company under this Agreement shall be assignable by the Company to any one or more persons or entities without the consent of the Grantee or any other person. The rights and obligations of any person other than the Company under this Agreement may only be assigned in accordance with this Agreement and the LLC Plan.
7.4.    No consent to or waiver of any breach or default in the performance of any obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of any of the same or any other obligations hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare any party in default, irrespective of the duration of such failure, shall not constitute a waiver of rights hereunder and no waiver hereunder shall be effective unless it is in writing, executed by the party waiving the breach or default hereunder.
7.5.    If any provision of this Agreement shall be held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other severable provisions of this Agreement.
7.6.    The headings in this Agreement are for convenience of identification only, do not constitute a part hereof, and shall not affect the meaning or construction hereof.
7.7.    The Grantee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.
7.8.    All disputes relating to, arising from, or connected in any manner with this Agreement shall be resolved exclusively through final and binding arbitration under the rules and auspices of JAMS pursuant to its Arbitration Rules & Procedures. The arbitration shall be held in the Borough of Manhattan, New York, New York. The arbitrator shall have jurisdiction to determine any claim, including the arbitrability of any claim, submitted to him/her. The arbitrator may grant any relief authorized by law for any properly established claim. The interpretation and enforceability of this Section 7.8 shall be governed and construed in accordance with the United States Federal Arbitration Act, 9 U.S.C. § 1, et seq. The parties acknowledge that the purpose and effect of this Section 7.8 is solely to elect private mediation and arbitration in lieu of any judicial proceeding either party might otherwise have available in the event of a dispute, controversy or claim between the parties. Therefore, the parties hereby waive the right to have any such dispute heard by a court or jury, as the case may be, and agrees that the exclusive procedure to redress any and all disputes, controversies and claims will be mediation and arbitration. Nothing contained in this Section 7.8 shall be construed to limit or otherwise interfere in any respect with the authorities granted the Committee under the Plan, including without limitation, its sole and exclusive discretion to interpret the Plan and all awards granted thereunder (including pursuant to this Agreement).
7.9.    Nothing contained in this Agreement shall confer upon the Grantee any right with respect to the continuation of his employment or other association with the Company, or interfere in any way with the right of the Company, subject to the terms of the Grantee's separate employment or consulting agreement, if any, or provision of law or the Company's certificate of formation, as amended from time to time, at any time to terminate such employment or consulting agreement or otherwise modify the terms and conditions of the Grantee's employment or association with the Company.
7.10.    This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.
7.11.    Where the context requires, pronouns and modifiers in the masculine, feminine or neuter gender shall be deemed to refer to or include the other genders.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the month, day and year first set forth above.

PZENA INVESTMENT MANAGEMENT, LLC

By:    Pzena Investment Management, Inc.,
its Managing Member

By: ____________________________
Name:
Title:

GRANTEE

________________________________
Name:
Address: